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                                                                    EXHIBIT 23.1


The Shareholders
Lexington Corporate Properties Trust:

We consent to the use of our reports incorporated by reference in this prospectus and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
New York, New York
January 5, 1999